EXHIBIT 10-A
Amendment, dated May 11, 2012, to the

Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan
At a meeting held on May 11, 2012, the Board of Directors of Colgate-Palmolive Company determined to amend the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan to reduce the annual stock option award granted to non-employee directors and approved the following resolutions:
RESOLVED, that pursuant to Section 7 of the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan (the “Plan”) and subject to the limitations set forth therein, the Board hereby amends the Plan as follows:
RESOLVED, that the first sentence of Section 5(a) of the Plan be and hereby is amended so that as amended it shall read in full as follows:

Each Non-Employee Director shall, on each first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a window period, the first day of the first window period to occur after the Company’s annual meeting of stockholders, automatically be granted a Stock Option to purchase 3,500 shares of Common Stock (the "Annual Grant Amount") having an exercise price of 100% of the Fair Market Value of the Common Stock on the date of grant of such Stock Option.
; and be it further

RESOLVED, that the Chairman, President and Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer and Secretary, the Senior Vice President, Global Human Resources, the Vice President and Corporate Treasurer, the Vice President and Corporate Controller and such other officers and employees of the Company as any of them may designate in writing (the “Authorized Officers”) be, and each of them hereby is, authorized, in the name and on behalf of the Company and any subsidiary thereof, to take all such further action as may be necessary or advisable to effectuate the intent and purposes of the foregoing resolutions; and be it further

RESOLVED, that the Secretary of the Company is hereby instructed to preserve with the minutes of this meeting a copy of the Plan amendments approved by this meeting.